Exhibit 99.2
Graham Corporation 20 Florence Avenue Batavia, NY 14020
IMMEDIATE RELEASE
Graham Corporation Awarded $2 Million Oil Refinery Contract
     First quarter fiscal 2006 bookings reach $20.4 million
BATAVIA, NY, July 25, 2005 — Graham Corporation (AMEX: GHM), a global designer, manufacturer, and supplier of ejectors, pumps, condensers, vacuum systems and heat exchangers for the oil refining, petrochemical and power generation industries, today announced it was awarded a contract valued at over $2 million for an ejector system to be installed in Petróleos Mexicanos’ (PEMEX) Minatitlan Refinery. Shipment of the equipment is scheduled for Graham’s fourth fiscal quarter ending March 31, 2006.
The ejector system is part of a planned refinery upgrade to boost this facility’s capacity for processing heavy sour crude, a lower cost raw material than higher priced sweet crude oil, as well as produce increased quantities of high-octane, cleaner burning fuels to meet stricter environmental standards.
Bill Johnson, President and CEO of Graham Corporation commented, “We are pleased to have won this contract with PEMEX over other European and local suppliers being considered. Our proven experience, strong engineering-based solutions and quality product provided PEMEX with the confidence to select Graham for this project.”
Mr. Johnson went on to say, “Our orders continue to be positively impacted by oil refinery upgrades necessary to process lower cost, heavy crude oil and to meet lower sulfur content requirements for transportation fuels. This is our sixth major oil refinery contract win in the past three months, for an aggregate total exceeding $4 million. These projects contributed to a very strong first quarter fiscal 2006 order level, which reached $20.4 million.”
Graham is scheduled to release first quarter fiscal 2006 results on July 27, 2005. Graham’s senior management team will host a conference call and webcast on July 28, 2005 at 3:00 p.m. eastern time to discuss Graham’s performance in the first quarter fiscal year 2006, which ended June 30, 2005. The webcast can be accessed at www.graham-mfg.com. Participants should go to the website approximately 10 to 15 minutes prior to the scheduled conference in order to register and download any necessary audio software. The teleconference can also be accessed by calling (877) 407-9039 approximately 5 to 10 minutes prior to the call.
A replay of the call will be available through August 4, 2005 at 11:59 p.m. eastern time at (877) 660-6853, by entering account number 3055 and conference ID number 160872. An archive of the webcast and a transcript of the teleconference will also be available at www.graham-mfg.com.
Also on July 28, 2005, at approximately 11:00 a.m. eastern time, the management presentation portion of the 2005 annual stockholders’ meeting will be webcast immediately following the business segment of the meeting. During the management presentation, Bill Johnson, President and CEO, will review Graham’s fiscal year 2005 and first quarter 2006 financial results, business performance and growth strategy. The webcast will also be accessible on Graham’s website at http://www.graham-mfg.com. The webcast can be accessed at www.graham-mfg.com. Participants should go to the website approximately 10 to 15 minutes prior to the scheduled conference in order to register and download and necessary audio software.
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Graham Corporation Awarded $2 Million Oil Refinery Contract
July 25, 2005
ABOUT GRAHAM CORPORATION
With world-renowned engineering expertise in vacuum and heat transfer technology, Graham Corporation is a global designer, manufacturer and supplier of ejectors, pumps, condensers, vacuum systems and heat exchangers. Over the past 70 years, Graham Corporation has built a reputation for top quality, reliable products and high-standards of customer service. Sold either as components or complete system solutions, the principle markets for Graham’s equipment are the petrochemical, oil refining and electric power generation industries, including cogeneration and geothermal plants. Graham equipment can be found in diverse applications, such as metal refining, pulp and paper processing, ship-building, water heating, refrigeration, desalination, food processing, drugs, heating, ventilating and air conditioning.
Graham Corporation’s reach spans the globe. Its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. More information regarding Graham can be found at its website: www.graham-mfg.com
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to the Company’s anticipated revenues, foreign sales operations, its strategy to build its global sales representative channel, the effectiveness of automation in expanding its engineering capacity, its ability to improve cost competitiveness, customer preferences and changes in market conditions in the industries in which the Company operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.
For more information contact:
J. Ronald Hansen, Vice President Finance and CFO
Phone: (585) 343-2216 Email: rhansen@graham-mfg.com
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Deborah K. Pawlowski, Kei Advisors LLC
Phone: (716) 843-3908 Email: dpawlowski@keiadvisors.com
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